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Trio-Tech Reports Third Quarter Results

Van Nuys, CA -- May 14, 2012 -- Trio-Tech International (AMEX:TRT) today announced unaudited financial results for the third quarter and first nine months of fiscal 2012.

Third Quarter Results
For the three months ended March 31, 2012, revenue increased 29.0% to $7,522,000 compared to $5,829,000 for the third quarter of fiscal 2011, and increased 13.6% sequentially $6,619,000 for the second quarter of fiscal 2012.  The increase in revenue was primarily the result of higher sales of the Company's proprietary semiconductor test equipment products to a major customer, and higher semiconductor testing volume in China.  These increases were partly offset by slightly lower revenue in the Company's fabrication services and real estate segments.
The net loss attributable to Trio-Tech International common shareholders for the third quarter of fiscal 2012 was $518,000, or $0.16 per share.  This compares to a net loss of $462,000, or $0.14 per share, for the third quarter of fiscal 2011, and to a net loss of $1,203,000, or $0.36 per share, for the second quarter of fiscal 2012.
Revenue from product sales increased 61.0% to $4,268,000 for the third quarter of fiscal 2012 compared to $2,650,000 for the third quarter of fiscal 2011, primarily the result of higher sales of the Company's proprietary semiconductor test equipment products to a major customer.  Revenue from testing services increased 5.0% to $3,141,000 for this year's third quarter compared to $2,992,000 for the same period last year, driven by an increase in testing orders from customers served by the Company's facilities in Tianjin and Suzhou, China.  Revenue from the Company's oil and gas equipment fabrication business decreased to $83,000 for the third quarter of fiscal 2012 compared to $138,000 for the third quarter of fiscal 2011, primarily the result of differences in percentage of completion of projects between the two periods.  Revenue from the Company's real estate segment was $30,000 for the third quarter of fiscal 2012 compared to $49,000 for the third quarter of fiscal 2011.
Gross margin as a percentage of revenue for the third quarter of fiscal 2012 decreased to 12.3% compared to 24.2% for the third quarter of fiscal 2011, but increased sequentially compared to 11.4% for the second quarter of fiscal 2012.  The year-over-year decrease in gross margin was primarily due to a decrease in gross margin in the Company's volume-driven testing segment to 17.3% compared to 34.9% a year earlier, although gross margin in this segment increased sequentially compared to 8.8% for the second quarter of fiscal 2012.  Product segment gross margin improved to 16.2% compared to 15.4% for last year's third quarter.  Gross profit in the fabrication business was negative $320,000 compared to negative $53,000 for the third quarter of fiscal 2011.  Real estate segment gross profit was 23.3% of revenue for this year's third quarter compared to 20.4% for the third quarter of fiscal 2011.
General and administrative expenses decreased 18.9% to $1,620,000 for the third quarter of fiscal 2012 compared to $1,997,000 for the third quarter of fiscal 2011, primarily attributable to reduced payroll expense in the Company's Singapore office.
The loss from operations for the third quarter of fiscal 2012 was $933,000 compared to a loss from operations of $609,000 for the third quarter of fiscal 2011 and a loss from operations of $1,606,000 for the second quarter of fiscal 2012.

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16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Third Quarter Results
March 14, 2012
Page Two

Balance Sheet Highlights
As of March 31, 2012, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $6,246,000, working capital of $5,533,000, short-term lines of credit and short-term and long-term loans payable of $7,264,000, and shareholders' equity of $21,859,000, or $6.58 per outstanding share.  At June 30, 2011, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $6,872,000, working capital of $7,256,000, short-term lines of credit and short-term and long-term loans payable of $4,248,000, and shareholders' equity of $24,977,000, or $7.52 per outstanding share.

CEO Comments
"Compared to this year's second quarter, revenue in the third quarter was higher, margins improved slightly, and the net loss was reduced significantly.  Our core semiconductor test equipment and testing services businesses performed especially well in the quarter.  We are encouraged by these improvements and are working hard to generate the consistent top-line growth that is critical to returning Trio-Tech to sustained profitability," said SW Yong, Trio-Tech's CEO.

Nine Month Results
For the nine months ended March 31, 2012, revenue decreased 19.2% to $22,940,000 compared to $28,407,000 for the first nine months of fiscal 2011.  The net loss attributable to Trio-Tech International common shareholders for the first nine months of fiscal 2012 was $2,525,000, or $0.76 per share.  This compares to net income for the first nine months of fiscal 2011 of $216,000, or $0.06 per diluted share.

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, oil and gas equipment fabrication and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue	2012	2011	2012	2011
Products	$4,268	$2,650	$10,685	$17,344
Testing Services	3,141	2,992	9,247	9,659
Fabrication Services	83	138	2,883	396
Other	30	49	125	1,008
	7,522	5,829	22,940	28,407
Cost of Sales
Cost of products sold	3,575	2,242	8,925	14,784
Cost of testing services rendered	2,597	1,948	7,797	5,823
Cost of fabrication services rendered	403	191	3,063	594
Other	23	39	75	167
	6,598	4,420	19,860	21,368

Gross Margin	924	1,409	3,080	7,039

Operating Expenses:
General and administrative	1,620	1,997	5,884	6,131
Selling	164	115	431	364
Research and development	73	59	221	175
Loss on disposal of property, plant and equipment	--	(153)	4	(146)
Total operating expenses	1,857	2,018	6,540	6,524

(Loss) Income from Operations	(933)	(609)	(3,460)	515

Other (Expenses) Income
Interest expenses	(83)	(54)	(215)	(173)
Other income	158	287	179	430
Total other (expenses) income	75	233	(36)	257

(Loss) Income from Continuing Operations before Income Taxes	(858)	(376)	(3,496)	772
Income Tax Benefit (Expense)	14	(37)	114	(195)

(Loss) Income from Continuing Operations before Non-controlling interest, net of tax	(844)	(413)	(3,382)	577

Equity in earnings of unconsolidated joint venture, net of tax	--	(7)	(11)	(7)

Loss from discontinued operations, net of tax	--	--	(2)	(2)

NET (LOSS) INCOME	$(844)	$(420)	$(3,395)	$568

Less: Net (Loss) Income Attributable to the Non-controlling Interest	(326)	42	(870)	352
Net (Loss) Income Attributable to Trio-Tech International	(518)	(462)	(2,525)	216

Amounts Attributable to Trio-Tech International Common Shareholders:
(Loss) Income from Continuing Operations, net of tax	(518)	(462)	(2,523)	218
Loss from Discontinued Operations, net of tax	--	--	(2)	(2)
Net (Loss) Income Attributable to Trio-Tech International Common Shareholders:	(518)	(462)	(2,525)	216

Comprehensive (Loss) Income Attributable to Trio-Tech Common Shareholders:
Net (Loss) Income	$(844)	$(420)	$(3,395)	$568
Foreign currency translation, net of tax	193	299	84	1,370
Comprehensive (Loss) Income	(651)	(121)	(3,311)	1,938
Less: Comprehensive (Loss) Income attributable to non-controlling interest	(297)	211	(863)	311
Comprehensive (Loss) Income Attributable to Trio-Tech International	(354)	(332)	(2,448)	1,627

Basic (Loss) Earnings per Share Attributable to Trio-Tech International:
From continuing operations	$(0.16)	$(0.14)	$(0.76)	$0.07
From discontinued operations	--	--	--	--
Net (Loss) Income Attributable to Trio-Tech International	$(0.16)	$(0.14)	$(0.76)	$0.07

Diluted (Loss) Earnings per Share Attributable to Trio-Tech International:
From continuing operations	$(0.16)	$(0.14)	$(0.76)	$0.06
From discontinued operations	--	--	--	--
Net (Loss) Income Attributable to Trio-Tech International	$(0.16)	$(0.14)	$(0.76)	$0.06

Weighted average common shares outstanding -- basic	3,322	3,301	3,322	3,277
Weighted average common shares outstanding -- diluted	3,322	3,301	3,322	3,391

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	March 31,	June 30,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$2,150	$3,111
Short-term deposits	602	199
Trade accounts receivable, net	7,884	6,812
Other receivables	508	309
Loan receivables from property development projects	1,111	1,083
Inventories, net	3,000	2,430
Prepaid expenses and other current assets	339	348
Assets held for sale	135	137

Total current assets	15,729	14,429

INVESTMENT IN UNCONSOLIDATED JOINT VENTURE	772	764
INVESTMENT PROPERTY IN CHINA, Net	1,215	1,238
PROPERTY, PLANT AND EQUIPMENT, Net	14,231	14,951
OTHER ASSETS	1,424	1,412
RESTRICTED TERM DEPOSITS	3,494	3,562

TOTAL ASSETS	$36,865	$36,356

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$2,831	$1,333
Accounts payable	3,271	1,874
Accrued expenses	2,700	3,179
Income taxes payable	480	492
Current portion of bank loans payable	761	147
Current portion of capital leases	153	148

Total current liabilities	10,196	7,173

BANK LOANS PAYABLE, net of current portion	3,672	2,768
CAPITAL LEASES, net of current portion	151	271
DEFERRED TAX LIABILITIES	478	677
OTHER NON-CURRENT LIABILITIES	509	490

TOTAL LIABILITIES	15,006	11,379

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,321,555 shares
issued and outstanding at March 31, 2012 and June 30, 2011, respectively	10,531	10,531
Paid-in capital	2,420	2,227
Accumulated retained earnings	3,266	5,791
Accumulated other comprehensive gain-translation adjustments	3,536	3,459

Total Trio-Tech International shareholders' equity	19,753	22,008

NON-CONTROLLING INTEREST	2,106	2,969

TOTAL EQUITY	21,859	24,977

TOTAL LIABILITIES AND EQUITY	$36,865	$36,356